Exhibit 99.2

Anworth Mortgage Asset Corporation Announces Dividend Tax Information for 2009

SANTA MONICA, Calif.--(BUSINESS WIRE)--January 28, 2010--Anworth Mortgage Asset Corporation (NYSE: ANH), a real estate investment trust (REIT), announced today tax information regarding its dividend distributions for the fiscal year ended December 31, 2009.

Stockholders should check the tax statements they receive from brokerage firms to ensure that the Anworth dividend information reported in those statements conforms to the information reported herein. Furthermore, stockholders should consult their tax advisors to determine the taxes that should be paid on Anworth’s dividends.

As a REIT, Anworth’s dividends are generally not eligible for rate reductions enacted for certain types of dividend income under the Jobs and Growth Tax Relief Reconciliation Act of 2003. Thus, the portion of Anworth’s dividends that are characterized as ordinary income generally will be taxed at full ordinary income rates. For stockholders that are corporations, Anworth’s dividends are not eligible for the corporate dividends-received deduction.

As each stockholder’s tax situation may be different and each dividend distribution may have its own separate tax status, the tables below provide the detailed tax information for each of Anworth’s dividends declared in for 2009:

Series A Cumulative Preferred Stock (CUSIP 037347 20 0)

Declaration Date	Record Date	Payable Date	2009 Total Distribution Per Share	2009 Ordinary Income	2009 Return of Capital	Long-Term Capital Gains
01/28/09	03/31/09	04/15/09	$0.539063	$0.539063	$-	$-
04/13/09	06/30/09	07/15/09	$0.539063	$0.539063	$-	$-
07/10/09	09/30/09	10/15/09	$0.539063	$0.539063	$-	$-
10/10/09	12/31/09	01/15/10	$0.539063	$0.539063	$-	$-
		Total	$2.156252	$2.156252	$-	$-

Series B Cumulative Convertible Preferred Stock (CUSIP 037347 30 9)

Declaration Date	Record Date	Payable Date	2009 Total Distribution Per Share	2009 Ordinary Income	2009 Return of Capital	Long-Term Capital Gains
01/28/09	03/31/09	04/15/09	$0.390625	$0.390625	$-	$-
04/13/09	06/30/09	07/15/09	$0.390625	$0.390625	$-	$-
07/10/09	09/30/09	10/15/09	$0.390625	$0.390625	$-	$-
10/10/09	12/31/09	01/15/10	$0.390625	$0.390625	$-	$-
		Total	$1.562500	$1.562500	$-	$-

Common Stock (CUSIP 037347 10 1)

Declaration Date	Record Date	Payable Date	2009 Total Distribution Per Share	2009 Ordinary Income	2009 Return of Capital	Long-Term Capital Gains
04/13/09	04/30/09	05/19/09	$0.30	$0.30	$-	$-
07/10/09	07/24/09	08/19/09	$0.32	$0.32	$-	$-
10/10/09	10/30/09	11/19/09	$0.28	$0.28	$-	$-
12/16/09	12/28/09	01/19/10	$0.28	$0.28	$-	$-
		Total	$1.18	$1.18	$-	$-

Because Anworth is a REIT, dividends declared in the last month of a calendar year with a record date in that calendar year, but which are payable in January of the following year, are considered paid for Form 1099 reporting purposes on the record date, not on the payable date, to the extent the REIT has any remaining undistributed earnings and profits (as computed for income tax purposes) as of December 31 of that calendar year. These amounts are treated for income tax purposes as 2009 distributions to the Anworth stockholders to whom the distributions were payable in January 2010.

Dividends may be reinvested through Anworth’s Dividend Reinvestment Plan. Plan information may be obtained from the Plan Administrator, American Stock Transfer and Trust Company, at 877-248-6410, on Anworth’s web site at http://www.anworth.com, or by contacting Anworth at 310-255-4493.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, 310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com